EXHIBIT 10.2

Harrenmedia

Insertion Order # 3981	06/17/2011

1.-

Contact Information

PUBLISHER INFORMATION:		HARREN MEDIA NETWORK INFORMATION:
Company Name	OxaMedia Corporation	Company Name	Harren Group S.A
Contact	Stefano Zorzi	Contact	Maria Constanza Rivero
Address	7 Sunburst	Address	18 de Julio 878 Entrepiso 105
City/State/Country	Sun Valley/Idaho 83354/ USA	City/State/ZIP	Montevideo, Uruguay Zip C.11100
Email	stefano.zorzi@oxamedia.com	Email	crivero@harrenmedia.com

Phone	(646) 5200693	Phone	+1 305 3590175
Fax		Fax	+1 501 6372178

2.-

Campaign Information

Campaign Name	oxamedia.com / Rev Share	Rate	Rev Share 50%-50%
Url	oxamedia.com	Budget	Unlimited
Channel	ROS	Impressions	unlimited
Ad units	All IAB & pops	Frequency Cap	N/A
IP Targeting	All	Start Date/End Date	06/17/2011 till end

3.-

Billing information

Company	OxaMedia Corporation
Address	7 Sunburst, Sun Valley
State	83354 — Idaho
Phone:	(646) 5200693
Fax:
Bank details:	Bank of America - 311 Main Street - Ketchum , Idaho 83340 (USA)
Account: 14388219; SWIFT:BOFAUS3N; ROUTING: 123103716; Beneficiary: OXAMEDIA CORP

4.-

Authorization: Signing this document contractually binds Harren Media Network and the Publisher

Publisher Authorized Signature: Reid Stillman, President	RReid	Date:	06/17/2011
Harren Media Network Authorized Signature: Alejandro Gelabert, Director		Date:	06/17/2011

STANDARD TERMS AND CONDITIONS

This Agreement ("Agreement") is effective as of 06/17/2011, and is made by Harren Group SA., ("Harren Media") and oxamedia.com ("publisher"). For purposes of this Agreement, Publisher's authorized representative will be Stefano Zorzi. This agreement governs advertising delivered through Publisher's Web site(s) or platform(s) (the "Publisher's Site(s)"). Harren Media and Publisher agree as follows:

A.

Harren Media plans advertising campaigns and buys advertising media on behalf of its clients.

B.

Publisher sells certain advertising products and services that it is willing to make available in support of Harren Media's clients' advertising campaigns.

C.

Publisher desires to sell and Harren Media desires to purchase certain of Publisher's products and services in accordance with the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows: DEFINITIONS

"Advertising Material" means the text, graphics, logos, designs, trademarks and copyrights for any type of advertising including, but not limited to, buttons, banners, text-links, pop-ups, and pop-unders created by an advertiser.

"Publisher Earnings" and "Harren Media Earnings". "Publisher Earnings" means the total revenue Harren Media generates by running advertising campaigns for Publisher using the Advertising Materials less "Harren Media Earnings", and subject to the Total Spend that may be established under an Order. "Harren Media Earnings" are calculated at the campaign level at the sole and absolute discretion of Harren Media. Harren Media evaluates each advertising campaign and makes relative earnings calculations based upon a number of factors including the type of campaign metric (e.g., CPM, CPC, CPA), the performance of the campaign, technology costs, and other factors relating to the campaign, the performance of Publisher's site(s) and Harren Media's Network as a whole.

"Total Spend" means the maximum amount of money for which Harren Media will be liable under the Order.

"Harren Media HTML Insertion Code" means the code in which Publishers are permitted to use Advertising Material delivered to the Publisher's Site(s).

"Harren Media Network" means the advertising network owned and operated by Harren Media.

 AGREEMENT

1.

Payment. Publisher must send an invoice to Harren Media at the end of each month of the campaign and Harren Media shall remit payment to Publisher 30 days after the reception of this invoice. Harren Media will pay Publisher its Publisher Earnings for Advertising Material actually delivered by Publisher to each of Publisher's Site(s) during the applicable calendar month and for which Harren Media has been paid by the Advertiser, subject to the applicable Order's specifications, terms and conditions. Publisher acknowledges that Harren Media bills its Advertisers, and pays its Publishers, based on actual delivery.

1.a) Payment Method: Publisher agrees the method of payment that Harren will make depends on the amount of the campaign. It is establish for payments under a thousand US Dollars will be issue by Pay Pal. Over a thousand US Dollars payment should be transfer by Wire.

2.

Recording of Service Counts. For the purposes of billing, payment, and general delivery reporting Harren Media shall have the sole responsibility for calculation of statistics, including Impressions and click-through numbers. Greenwich Mean Time (GMT) shall be the time period for traffic and tracking purposes. Statistics shall be available to Publisher online at http://my.yieldmanager.com through a login & password provided by Harren Media. Publisher understands that Harren Media's online statistics may not be 100% accurate and that Harren Media may make adjustments to Publisher's online statistics at the end of each calendar month to account for, among other things, specific contractual provisions (e.g., bonuses) and statistical errors..

3.

Liability for Publisher's Revenue. Publisher understands and agrees that Harren Media acts solely as an agent for the Advertisers; and that Harren Media shall only be liable to Publisher for Publisher's Revenue based on payments from Advertisers that it has received without restrictions that constitute immediately-available funds to Harren Media (hereinafter called "Cleared Funds"). Publisher agrees that (i) Harren Media shall have no liability or obligation to Publisher for payments due but unpaid from Advertisers, or that are not Cleared Funds; (ii) Publisher will only assert any claims therefore directly against the Advertisers; and(iii) Publisher shall hold Harren Media harmless and indemnify it from any claims or liability related to such unpaid amounts or amounts that do not constitute Cleared Funds. Harren Media agrees to make every reasonable effort to bill, collect and clear payment from the Advertisers on a timely basis. Harren Media, reserves the absolute right not to make any payments if the Publisher violates any of the terms and conditions set forth herein.

4.

Taxes. All amounts stated herein are net of any taxes and fees. By participating in the Harren Media Network, Publisher assumes complete and sole responsibility for any taxes owed as a consequence thereof.

5.

Advertising Materials. Harren Media HTML Insertion Code. Publisher shall place the Harren Media HTML Insertion Code on all appropriate pages within its Site(s). Publisher shall not alter, sell or disclose the Harren Media HTML Insertion Code in any way without Harren Media's prior written consent. The Harren Media HTML Insertion Code for Advertising Material may not be used on a web page other than one located at an approved Site and may not be distributed or submitted to any newsgroup, e-mail distribution list, chat room, guest books, or other location which would result in the execution of such code without a bona fide visit to an approved Web Site. Advertising Material must not be modified from original format without consent from Harren Media.

5.1. Fraudulent Impressions. Any method to artificially and/or fraudulently inflate the volume of impressions or clicks is strictly forbidden. Counts of impressions or clicks will be decided solely on the basis of reports generated by Harren Media Network. These prohibited methods include but are not limited to: framing an ad-banner's click-through destination, auto-spawning of browsers, blind text links, running 'spiders' against the Publisher's own website, automatic redirecting of users, pop-up windows or any other technique of generating automatic or fraudulent (as determined by Harren Media, acting reasonably, or based on industry practices) click-through and/or impressions. Advertising Material may not be placed on a page which reloads automatically.. Publisher may not require users to click on Advertising Material prior to entering a Web Site or any area therein or provide incentives of any nature to encourage or require users to click on Advertising Material. Publisher's clicks-through of any link other than Harren Media's Advertising Material, or use of any other means of artificially enhancing click results shall be a material breach of this Agreement, and upon such occurrence, Harren Media may terminate this Agreement effective upon delivery of notice. Such termination is at the sole discretion of Harren Media and is not in lieu of any other remedy available at law or equity. Harren Media 's ad server will be the official counter for determining the number of Advertising Material delivered under an applicable Order, and amounts payable under this Agreement.

6.

Cancellation. Both Harren Media & Publisher have the right to cancel the campaign, any time, providing the other party 24 hours notice.

7.

Prohibited Content. Publisher acknowledges that Harren Media Network does not accept any Media that contains: indecent, obscene or pornographic material, hate speech, highly explosive subject matter (as determined by Harren Media Network), any illegal subject matter or activities or any other content that does not meet Harren Media Network's Quality standards as in effect from time to time (collectively referred to as the "Prohibited Content"). Publisher represents and warrants that during the term of this agreement any of its Media on which it places Harren Media HTML Insertion Code shall not contain any Prohibited Content. This includes:

•

sites which contain material that infringes the rights of others (including but not limited to copyright and other intellectual property rights) or which promotes copyright piracy (i.e., unauthorized MP3s, roms, 'warez', emulators, or cracks, etc.)

•

sites with pornography, adult content, sexual or erotic material or sites that contain links to such content

•

sites with gratuitous displays of violence, obscene or vulgar language, and abusive content or content which endorses or threatens physical harm

•

sites promoting any type of hate-mongering (i.e., racial, political, ethnic, religious, gender-based, sexuality-based or personal, etc.)

•

sites that participate in or transmit inappropriate newsgroup postings or unsolicited e-mail (spam)

•

sites promoting any type of illegal substance or activity (i.e., how to build a bomb, hacking, 'phreaking', etc.)

•

sites with illegal, false or deceptive investment advice and money-making opportunities

•

sites that provide incentives of any nature to require or encourage users to click on ad banners (i.e., charity, sweepstakes, etc.).

•

sites that are under construction or incomplete

•

sites with extremely limited audiences or viewership

•

sites with any type of content reasonable public consensus deems to be improper or inappropriate

•

sites that contain any content violating Federal privacy laws, including the Children's Online Privacy Protection Act.

8.

Prohibited Activities. Publishers shall not induce persons to click on creative's based on incentives without the prior written approval of Harren Media Network. Except as otherwise provided in these Standard Terms and Conditions, under no circumstances may a Publisher, without the prior, express written consent of Harren Media Network, alter, copy, modify, take, sell, re-use, or divulge in any manner any Harren Media HTML Insertion Code.

9.

Non-solicitation. Publisher recognizes that Harren Media has proprietary relationships with the third-party advertisers which provide Advertising Material via the Harren Media Network and Publisher agrees not to intentionally solicit, induce, recruit, encourage, directly or indirectly, any advertiser that is known to Publisher to be an advertising client and/or customer of Harren Media Network (e.g., an advertiser which provides creative's via the Network), for purposes of offering products or services that are competitive with Harren Media Network (including the provision of advertising inventory) nor contact such advertisers for any purpose, during the term of Publisher's membership in the Network and for the 90-day period following termination of Publisher's membership in the Network, provided however, that the foregoing restriction shall not apply to advertisers with whom Publisher already has a relationship prior to the placement of advertising on Publisher's Media on behalf of such advertisers by Harren Media Network, as explicitly proven by documented evidence of such prior relationship provided by Publisher to Harren Media Network immediately upon Harren Media Network 's written request.

10.

Representations and Warranties. Publisher represents and warrants to Harren Media that:

•

All content, products, and services on the Site(s) are legal to distribute, that it owns or has the legal right to use, and will not infringe, any and all copyrights, trademarks, patents or other proprietary rights; and

•

The Site(s) do not, and will not during the term of this Agreement, contain any material described in Section 6 of this Agreement; and

•

The Site(s) are free of any "worm", "virus" or other device that could impair or injure any person or entity.

•

It is generally familiar with the nature of the Internet and will comply with all laws and regulations that may apply; and it will conduct its business in compliance with all applicable laws, rules and regulations; and

•

It has full legal power and authority under its organizational documents to enter into this Agreement and to perform the obligations contained herein; and the execution of this Agreement and the performance of its obligations by Publisher will not conflict with or a cause a breach or violation of any agreement, law, regulation or other obligation to which Publisher is a party or subject.

11.

License and Intellectual Property. Harren Media shall use the trade names or trademarks of the other party or Advertisers without prior written approval from the party owning such name or mark.

12.

Privacy

12.1. Privacy Policy. Each party shall include conspicuously on its Site(s), a privacy policy that describes how such party collects, uses, stores and discloses users' personal data if any is collected, including e-mail addresses, and instructs users how to opt-out of such practices. Publisher's privacy policy shall disclose that third party advertisers may place cookies on the browsers of visitors to Publisher's Site(s).

12.2. Privacy Representations and Warranties. Each party warrants to the other that, during the term of this Agreement, it shall comply with all applicable laws and regulations (including but not limited to laws governing privacy, and data protection). Publisher warrants that it shall comply with the Self-Regulatory Principles Governing Online Preference Marketing promulgated by the Network Advertising Initiative (available at http://www.networkadvertising.ordaboutnai_principles.asp).

13.

Indemnification. The Publisher agrees to indemnify and hold Harren Media and its affiliates, employees, agents and representatives harmless from and against any and all claims, demands, liabilities, expenses, losses, damages and attorney fees arising from any and all claims and lawsuits for libel, slander, copyright, and trademark violation as well as all other claims resulting from (i) the participation of the Publisher in the Harren Media Network, (ii) operation of the Publisher's Site(s) submitted to Harren Media for participation in the Harren Media Network or (iii) otherwise arising from Publisher's relationship with Harren Media. The Publisher also agrees to indemnify Harren Media for any legal fees incurred by Harren Media, acting reasonably, in investigating or enforcing its rights under this agreement.

14.

Disclaimers, Exclusions And Limitations.

•

Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THESE TERMS AND CONDITIONS, HARREN MEDIA MAKES, AND HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, REGARDING THESE TERMS AND CONDITIONS, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

•

Limitation of Liability. UNDER NO CIRCUMSTANCES WILL HARREN MEDIA BE LIABLE TO PUBLISHER WITH RESPECT TO ANY SUBJECT MATTER OF THESE TERMS AND CONDITIONS UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, WHETHER OR NOT HARREN MEDIA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM ANY PROVISION OF THESE TERMS, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE. IN NO EVENT SHALL HARREN MEDIA'S AGGREGATE LIABILITY ARISING OUT OF THESE TERMS AND CONDITIONS EXCEED THE PAYMENTS TO THE PUBLISHER HEREUNDER.

15.

General

15.1 Notices. All notices required hereunder shall made be in writing to Publisher at the address and/or fax number noted as the main contact on the 10, or to Ad Network at the following address and/or fax number: Harren Group S.A.., Attn: Legal Department, Av. Santa Fe 2644 1 "C", Martinez, Buenos Aires, Argentina Zip Code 1640.

15.2. Governing Law, Jurisdiction and Venue. The laws of the Province of Montevideo shall govern this Agreement and all Orders, without regard for the conflict of law principles thereof. The Federal and State Courts located in Montevideo, Uruguay shall be the sole venue to hear controversies arising from or related to this Agreement, and each party consents to the personal jurisdiction of those courts.

15.3. Force Majeure. Neither party will be liable for delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, electrical outages, network failures, acts of God, or labor disputes.

15.4. Applicability. These terms and conditions, as and if amended, shall constitute the entire and only Agreement between the parties regarding Publisher's participation in the Network, and shall supersede all previous communications, representations or Agreements, whether written or oral between the parties.

15.5. Inconsistency with Order. In the event of any inconsistency between an Order and this Agreement, the terms of the Order shall prevail.

Publisher Authorized Signature: Reid Stillman, President	Date:	06/17/2011
Harren Media Network Authorized Signature: Name (Print): Alejandro Gelabert Title: Director	Date:	06/17/2011